SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 31, 2006
WHEELING-PITTSBURGH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-50300	55-0309927

(State or other jurisdiction of incorporation) File Number)	(Commission	(IRS Employer Identification No.)

1134 Market Street, Wheeling, WV	26003

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (304) 234-2400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Daniel C. Keaton, Senior Vice President, Human Resources and Public Relations of Wheeling-Pittsburgh Steel Corporation (the “Company”), has retired from the Company effective as of September 1, 2006, which coincides with the expiration of Mr. Keaton’s employment agreement with the Company, dated August 1, 2003, and as subsequently amended. On August 31, 2006, the Company entered into a post-retirement consulting arrangement with Mr. Keaton (the “Consulting Agreement”) for the six-month period from September 1, 2006 through February 28, 2007. The Consulting Agreement provides that the Company will pay Mr. Keaton $12,000 as a retainer fee, for which he will provide advice and transition assistance as needed by the Company. To the extent any additional discrete projects are requested of Mr. Keaton by the Company, the Company shall pay Mr. Keaton $100 per hour, plus expenses, for such services.
This description of the Consulting Agreement is qualified in its entirety by the actual Consulting Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits.

Exhibit No.	Description
10.1	Consulting Agreement, effective as of September 1, 2006, between Daniel C. Keaton and Wheeling-Pittsburgh Steel Corporation (filed herewith).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WHEELING-PITTSBURGH CORPORATION

By:	/s/ Paul J. Mooney

Paul J. Mooney Executive Vice President and Chief Financial Officer
Dated: September 7, 2006